Exhibit 32(a)


            CERTIFICATION OF CHIEF EXECUTIVE OFFICER
               PURSUANT TO 18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the IGENE Biotechnology, Inc. (the "Company") Quarterly Report on Form 10-QSB for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen F. Hiu, President of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1). The  Report  fully  complies  with  the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2). The  information  contained  in  the   Report   fairly
          presents, in all material respects, the financial condition and results of operations of the Company.


Date: November 11, 2004          By:  /s/ STEPHEN F. HIU
                                      ___________________________
                                          STEPHEN F. HIU
                                          President



A  signed  original of this written statement required by Section
906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.